Exhibit 13.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Excel Maritime Carriers Ltd. (the "Company") on Form 20-F for the year ended December 31, 2009, as amended by this Amendment No. 1 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Pavlos Kanellopoulos, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is made solely for the purposes of 18 U.S.C. Section 1350, and not for any other purpose.  A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: July 22, 2010

/s/ Pavlos Kanellopoulos
Pavlos Kanellopoulos
Principal Financial Officer